UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 30, 2022

GYRODYNE, LLC

(Exact name of Registrant as Specified in its Charter)

New York	001-37547	46-3838291
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

ONE FLOWERFIELD
SUITE 24
ST. JAMES, new york 11780

(Address of principal executive
offices) (Zip Code)

(631) 584-5400

Registrant’s telephone number,
including area code

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Limited Liability Company Interests	GYRO	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01         Other Events

On March 30, 2022, the Town of Smithtown Planning Board (the “Planning Board”) unanimously granted Gyrodyne, LLC’s (the “Company”) application for preliminary subdivision approval with respect to the Company’s Flowerfield property, subject to certain conditions including final approval of a stormwater pollution prevention plan, revisions as may be required pursuant to the SEQRA findings resolution (referenced below) adopted earlier and separation of common areas into separate lots.

The Planning Board issued its approval of the Company’s subdivision application after, earlier on March 30, 2022, adopting a findings resolution required under the State Environmental Quality Review Act, and then conducting a public hearing on the preliminary subdivision map. The findings resolution was a prerequisite to adopting and approving the preliminary subdivision application, and established certain thresholds with regard to future development of the entire Flowerfield property, including but not limited to thresholds on sanitary discharge, traffic, cleared area and required vegetation.

Certified resolutions of the Planning Board as to the SEQRA findings and as to the preliminary subdivision approval are attached as an exhibit to this Form 8-K.

The aforementioned findings resolution and preliminary approval of the subdivision application reflect the Planning Board's consideration of over four years of public comment and review of voluminous analyses of economic and environmental impacts, including but not limited to traffic, sewage treatment and viewshed.

The findings resolution and preliminary subdivision application approval allow the subdivision application to proceed to its next phase of final subdivision approval, which includes securing Suffolk County Department of Health and Department of Public Works approvals (pending), New York State Department of Transportation approvals and final subdivision map approval from the Town of Smithtown. In this regard, the Company will be required to provide additional engineering analysis to the Town of Smithtown, Suffolk County and New York State regarding, among other things, a proposed sewage treatment plant, proposed traffic improvements on local roadways and State Route 25A, and storm drainage, internal roadway and utility infrastructure, much of which analysis has already been completed.

The Company will continue to actively market its entire Flowerfield property on the basis of nine subdivided lots subject to and contingent upon final approval for the subdivision and related entitlements. The Company will also seek offers from potential buyers who may be willing to purchase the entire Flowerfield property or portions thereof on an “as is” basis, as well as offers for the Company as a whole, that the Company finds more attractive from a timing or value perspective.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Certified resolutions of Smithown Planning Board as to SEQRA findings and preliminary subdivision approval.
99.2	Press Release announcing preliminary subdivision approval.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statement Safe Harbor

The statements made in this Report that are not historical facts constitute "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as "may," "will," "anticipates," "expects," "projects," "estimates," "believes," "seeks," "could," "should," or "continue," the negative thereof, other variations or comparable terminology as well as statements regarding the evaluation of strategic alternatives. Important factors, including certain risks and uncertainties, with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements include, but are not limited to, risks and uncertainties relating to our efforts to enhance the values of our remaining properties and seek the orderly, strategic sale of such properties as soon as reasonably practicable, the effect of economic and business conditions, risks inherent in the real estate markets of Suffolk and Westchester Counties in New York, the ability to obtain additional capital in order to enhance the value of the Flowerfield and Cortlandt Manor properties, the potential effects of the recent COVID-19 pandemic on our business, operations and timelines for seeking entitlements and pursuing the sale of our properties and distributions to our shareholders, risks and uncertainties associated with any litigation that may develop in connection with our efforts to sell our properties strategically, including related enhancement efforts, and other risks detailed from time to time in the Company’s SEC reports.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GYRODYNE, LLC

By:	/s/ Gary Fitlin
Gary Fitlin
President and Chief Executive Officer
Date:  April 1, 2022